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                   MORGAN STANLEY SMALL-MID SPECIAL VALUE FUND
                            c/o Morgan Stanley trust
                           Harborside Financial Center
                              Jersey City, NJ 07311



                                                              April 23, 2002


Morgan Stanley Small-Mid Special Value Fund
c/o Morgan Stanley Trust
Harborside Financial Center
Jersey City, NJ 07311

Dear Sirs:

         With respect to the Registration Statement on Form N-1A (File No. 333-83234) (the "Registration Statement") filed by Morgan Stanley Small-Mid Special Value Fund, a Massachusetts business trust (the "Fund"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an indefinite number of shares of Beneficial Interest of $0.01 par value of the Fund (the "Shares"), I, as your counsel, have examined such Fund records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, I advise you that, in my opinion, proper trust proceedings have been taken by the Fund so that the Shares have been validly authorized; and when the Shares have been issued and sold in accordance with the terms of the Underwriting Agreement referred to in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         As to matters of Massachusetts law contained in the foregoing opinion, I have relied upon the opinion of Nutter, McClennon & Fish, dated April 23, 2002.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Counsel" in the Statement of Additional Information forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            /s/ Barry Fink
                                            ---------------------------
                                            Barry Fink
                                            Vice President
                                            and General Counsel